N-SAR Item 77Q(3) Exhibit
Because the electronic format of filing
 Form N-SAR does not provide adequate
 space for responding to Items 72DD,
73A, 74U and 74V
correctly, the correct answers
are as follows:


Evergreen Growth Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		0		0.0000		3,756,610	13.48
Class B		0		0.0000		431,636		11.10
Class C		0		0.0000		7,718,844	11.26
Class I  	40,111		0.0048		7,887,636	14.10


Evergreen Large Company Growth Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		1,872,577	0.0500		37,620,227	8.28
Class B		0		0.0000		1,110,712	7.60
Class C		34,306		0.0158		2,432,700	7.58
Class I		113,001		0.0644		2,443,538	8.28


Evergreen Mid Cap Growth Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		0		0.0000		63,379,824	5.00
Class B		0		0.0000		1,560,970	4.61
Class C		0		0.0000		1,127,127	4.60
Class I		56,143		0.0100		5,408,809	5.15

Evergreen Omega Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		3,039,350	0.1871		15,924,436	32.10
Class B		0		0.0000		1,885,019	27.67
Class C		38,379		0.0214		1,786,475	27.73
Class I		216,128		0.2534		941,901		33.15
Class R		8,005		0.1771		50,628		31.67